                                                                    Exhibit 23.1

[SADLER, GIBB & ASSOCIATES LOGO]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Norstra Energy, Inc.

As independent  registered public  accountants,  we hereby consent to the use of our report dated April 24, 2012,  with respect to the  financial  statements  of
Norstra Energy, Inc. in its registration statement on Form S-1/A relating to the registration  of  60,000,000  shares of common  stock.  We also  consent  to the reference of our firm under the caption  "interests of name experts and counsel"
in the registration statement.

/s/ Sadler, Gibb & Associates
--------------------------------------
Farmington, UT
June 28, 2012